CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the references to our firm as the auditor to the predecessor fund under the caption “Financial Highlights” in the Prospectus of Invesco Municipal Fund and under the caption “Independent Registered Public Accounting Firm”, the predecessor fund’s auditor, in the Statement of Additional Information of AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds) in this Post-Effective Amendment No. 35 to the Registration Statement (Form N-1A No. 033-66242) of AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds).
ERNST & YOUNG LLP
Boston, Massachusetts
January 24, 2011